Exhibit 99.1

Equinix and GIC to Form Greater than US$1.0 Billion Joint Venture to Develop and Operate Hyperscale Data Centers in Japan

xScale™ Data Centers in Japan to Support the Unique Needs and Rapid Growth of Hyperscale Companies

REDWOOD CITY, Calif., April 21, 2020 /PRNewswire/ -- Equinix, Inc. (Nasdaq: EQIX), the global interconnection and data center company, today announced the signing of a greater than US$1.0 billion initial joint venture in the form of a limited liability partnership with GIC, Singapore's sovereign wealth fund, to develop and operate xScaleTM data centers in Japan.

The three initial facilities in the joint venture – one in Osaka and two in Tokyo -- will serve the unique core workload deployment needs of a targeted group of hyperscale companies, including the world's largest cloud service providers. With these xScale data centers, hyperscale companies can add core deployments to their existing access point footprints at Equinix, enabling their growth on a single platform that can immediately span 55 global metros and offer direct interconnection—within a vibrant set of ecosystems—to their customers and strategic business partners.

Rapid growth of the digital economy has driven increasing demand for global connectivity and hybrid multicloud solutions. For years, the world's largest cloud service providers, including Alibaba Cloud, Amazon Web Services, Google Cloud, IBM Cloud, Microsoft Azure and Oracle Cloud Infrastructure, have partnered with Equinix to leverage its global platform of 210 data centers to directly connect to their strategic business partners and customers. As these companies continue to expand in Asia-Pacific, they require capacity at scale to match their internal compute, storage and edge cache requirements.

Highlights/Key Facts:

  The initial three facilities included in the joint venture will provide approximately 138 megawatts (MW) of power capacity to the Osaka and Tokyo markets when fully built-out.
  xScale data centers provide hyperscale companies with a differentiated value proposition from existing wholesale data center operators in two key areas:
    xScale data centers offer access to Equinix's comprehensive suite of interconnection and edge services. These services will tie into the hyperscale companies' existing access points at Equinix, thereby increasing the speed of connectivity to their existing and future enterprise customers.
    xScale data centers are engineered to meet the technical and operational requirements and price points of core hyperscale workload deployments. This enables hyperscale companies to consolidate core and access point deployments into one global provider to streamline and simplify their rapid growth.
  Platform Equinix® offers the most access points—the "on- and off-ramps to the cloud"—to the top global cloud service providers. As hyperscale companies scale their operations at Equinix, the ecosystem of nearly 10,000 enterprises and other companies currently operating at Equinix benefit from increased opportunities to directly connect and operate in proximity to the largest global cloud operators.
  Japan is the third-largest economy in the world[1] and a significant hub for regional interconnection. As one of the world's largest metro areas and a fulcrum of the Japanese economy, Tokyo is home to a large concentration of global and regional corporate headquarters which form a critical mass of end-user customers with high demand for hyperscale services. Osaka is centrally located, contains the second-highest concentration of businesses in Japan, and is a center for start-up companies and innovation.[2] Both metros currently have constrained supply, yet are priorities for hyperscale growth, according to Structure Research[3].
  Equinix is a top data center provider in Japan with 13 International Business Exchange™ (IBX®) data centers and more than 500 employees.
  In 2019, Equinix and GIC announced the formation of a joint venture to develop and operate xScale data centers in Europe.
  Private connectivity between enterprises, strategic cloud service providers and network services is growing as a strategy of choice for businesses, as digital transformation fuels higher demand for localized digital services at the edge. According to the Global Interconnection Index, Volume 3, a market study published by Equinix, interconnection bandwidth growth in Asia-Pacific is forecast to reach 3,825+ Tbps by 2022, which is 28% larger than Europe. The Cloud & IT Services segment in Asia-Pacific is forecast to grow at a 50% CAGR, outpacing all other regions globally, reaching a total bandwidth that is 49% larger than North America and 119% larger than EMEA by 2022.

Financial Details:

  Under the terms of the agreement, GIC will own an 80% equity interest in the joint venture and Equinix will own the remaining 20% equity interest. The joint venture is expected to close in 2H 2020, pending regulatory approval and other closing conditions.
  Upon closing of this joint venture, GIC is expected to have contributed cash to fund its 80% equity interest in the joint venture. Equinix is expected to have transferred its Tokyo TY12 and Osaka OS2 development assets, along with development rights and the land for an additional data center in Tokyo, to the joint venture in return for a 20% equity interest in the joint venture and net cash proceeds in excess of US$100 million.
  Financing for the joint venture is also expected to close in 2H 2020 and is anticipated to consist of a delayed draw term loan facility and a revolving credit facility. Proceeds from the delayed draw term loan facility are expected to fund a portion of the consideration paid to Equinix for the sale to the joint venture of TY12 and OS2 development assets, as well as to fund a portion of the planned development and construction costs for those assets. The revolving credit facility is expected to be available for working capital needs and other general corporate purposes of the joint venture.
  Citi served as exclusive financial advisor to Equinix in connection with this transaction.

Quotes:

  Jabez Tan, Head of Research, Structure Research:
  "Japan is a strategic country for regional hyperscale expansion, and the demand for data center capacity in the Tokyo and Osaka markets has outstripped supply. Through this new joint venture, Equinix and GIC will be a top provider of new data center capacity for the world's largest hyperscale companies seeking to expand in these two strategic markets – leveraging Equinix for both their core workload and interconnection requirements. This expansion aims to accelerate the adoption of hybrid and multicloud architectures by companies throughout the region."

  Charles Meyers, President and CEO, Equinix:
  "Hybrid and multicloud have emerged as the clear IT architecture of choice, and Equinix is continuing its efforts to satisfy both the interconnection and core workload needs of the top hyperscale and cloud companies powering this infrastructure. Following our successful partnership with GIC on the initial xScale data center joint venture in Europe announced last year, we are now continuing our partnership with the formation of a new joint venture in Japan. The new facilities under this JV will allow our hyperscale customers to streamline their continued growth, while strengthening Equinix's leadership position in the cloud ecosystem."

Additional Resources

  Equinix and GIC to Form Hyperscale Joint Venture in Asia-Pacific [blog]
  Learn more about Platform Equinix [website]
  Global Interconnection Index Volume 3 [market study]
  Equinix and GIC Partner to Develop Hyperscale Data Centers in Europe [Structure Research report]

About Equinix
Equinix, Inc. (Nasdaq: EQIX) connects the world's leading businesses to their customers, employees and partners inside the most-interconnected data centers. On this global platform for digital business, companies come together across more than 50 markets on five continents to reach everywhere, interconnect everyone and integrate everything they need to create their digital futures. www.equinix.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, risks related to Equinix's ability to complete the closing of the Joint Venture on the proposed terms and schedule; risks related to Equinix or GIC being able to satisfy their respective closing conditions related to the Joint Venture, including obtaining regulatory approval; any inability of Equinix, GIC or the Joint Venture to obtain financing as needed; risks related to whether the data centers which will be contributed to the Joint Venture will be integrated successfully, and whether such integration may be more difficult, time-consuming or costly than expected; risks that the expected benefits of the Joint Venture will not occur; the challenges of operating and managing data centers and developing, deploying and delivering Equinix services; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; competition from existing and new competitors; the loss or decline in business from key hyperscale companies; disruption from the Joint Venture making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see recent Equinix quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

[1] Nasdaq: "The 5 Largest Economies In The World And Their Growth In 2020" https://www.nasdaq.com/articles/the-5-largest-economies-in-the-world-and-their-growth-in-2020-2020-01-22
[2] RocketSpace: https://www.rocketspace.com/corporate-innovation/japans-3-hottest-cities-for-startups-and-innovation
[3] Structure Research: Japan DCI Report 2020: Data Centre Colocation, Hyperscale Cloud & Interconnection

CONTACT: Equinix Media Contact (Global), David Fonkalsrud, Equinix, +1 650-598-6240, dfonkalsrud@equinix.com, Equinix Media Contact (Asia-Pacific), Annie Ho, Equinix, +852 2970-7761, annho@ap.equinix.com, Equinix Investor Relations, Katrina Rymill, +1 650-598-6583, krymill@equinix.com, Chip Newcom, +1 650-598-6262, cnewcom@equinix.com